UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

November 24, 2025

Date of report (Date of earliest event reported)

Bausch Health Companies Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West, Laval, Québec, Canada H7L 4A8

(Address of Principal Executive Offices) (Zip Code)

(514) 744-6792

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Exchange Offers

On November 24, 2025, Bausch Health Companies Inc. (the “Company”) and its indirect wholly-owned subsidiary 1261229 B.C. Ltd. (the “Issuer” and, together with the Company, the “Offerors”) commenced the offers to exchange the Company’s outstanding 4.875% Senior Secured Notes due 2028 (the “4.875% Notes”) and 11.00% Senior Secured Notes due 2028 (the “11.00% Notes” and together with the 4.875% Notes, the “Existing Senior Secured Notes”) for up to $1.6 billion aggregate principal amount (the “Maximum Notes Amount”) of the Issuer’s new 10.00% Senior Secured Notes due 2032 (the “New Notes” and, such offers, the “Offers”), in each case, pursuant to the terms described in a confidential exchange offer memorandum dated November 24, 2025 (the “Exchange Offer Memorandum”). The New Notes will be treated as a single series with the Issuer’s outstanding $4.4 billion principal amount of 10.00% Senior Secured Notes due 2032 that were issued in April 2025 and will be issued under the same indenture. Further, the New Notes are expected to have the same CUSIP numbers as (except that New Notes issued pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) will trade separately under a different CUSIP number until at least 40 days after the issue date of the New Notes and thereafter, subject to the terms of the indenture and the applicable procedures of the depositary), and to be fungible for trading purposes with, the Existing NumberCo Notes.

The Offerors are offering the New Notes to all eligible holders of the Existing Senior Secured Notes who are either (a) persons who are reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) that are also “qualified purchasers” (as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended) and to whom the New Notes are offered in the United States in a transaction not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act, or (b) persons other than “U.S. persons” (as defined in Regulation S under the Securities Act) who agree to purchase the New Notes outside of the United States, and who are otherwise in compliance with the requirements of Regulation S under the Securities Act and to whom the New Notes are offered outside of the United States pursuant to Regulation S under the Securities Act.

Subject to the conditions to the Offers, the Offerors expect to accept validly tendered (and not validly withdrawn) Existing Senior Secured Notes such that (x) the 11.00% Notes will comprise 52.6% of the aggregate principal amount of the Existing Senior Secured Notes accepted and (y) the 4.875% Notes will comprise 47.4% of the aggregate principal amount of the Existing Senior Secured Notes accepted (the “Target Ratio”), subject to adjustments as described in the Exchange Offering Memorandum, in each case on a pro rata basis among the eligible holders of each such series of Existing Senior Secured Notes in proportion to the aggregate principal amount of each such series of Existing Senior Secured Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Time or Expiration Time (each as described in the Exchange Offer Memorandum), as applicable, up to the Maximum Notes Amount. If acceptance of any series of Existing Senior Secured Notes in accordance with the Target Ratio would result in the Maximum Notes Amount of New Notes failing to be issued, then the Offerors would, subject to the conditions to the Offers, accept additional Existing Senior Secured Notes of the other series to permit the Maximum Notes Amount of New Notes to be issued on the settlement date. Additionally, Existing Senior Secured Notes tendered prior to the Early Tender Time will be prioritized over Existing Senior Secured Notes tendered after the Early Tender Time but before the Expiration Time. The Offers are subject to the terms and conditions specified in the Exchange Offer Memorandum.

Certain holders of the Existing Senior Secured Notes (the “Participating Holders”), who hold approximately $1,545 million aggregate principal amount of existing Senior Secured Notes, collectively representing approximately 46% of the aggregate principal amount of the outstanding Existing Senior Secured Notes, including approximately (i) 39% of the 4.875% Notes and (ii) 52% of the 11.00% Notes, have entered into a transaction support agreement with the Offerors, dated November 24, 2025 (the “Transaction Support Agreement”), pursuant to which the Participating Holders have agreed to, subject to the terms and conditions thereof, timely participate in the Offers and exchange and tender (or cause to be tendered) all of their Existing Senior Secured Notes in accordance with the terms of the Offers. In addition, the Transaction Support Agreement provides that the Offerors and the Participating Holders will support and take all commercially reasonable actions necessary to facilitate the implementation and consummation of the Offers, including, without limitation, (i) taking commercially reasonable actions to support and complete the Offers, and (ii) refraining from taking any actions inconsistent with or that would frustrate the purpose and intent of the Offers. In addition, the Transaction Support Agreement contains certain covenants on the part of the Offerors, which may limit or otherwise restrict the rights of the Offerors with respect to the Offers.

A press release announcing the commencement of the Offers was issued under Rule 135c under the Securities Act, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 do not constitute an offer to sell or purchase, or the solicitation of tenders with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Offers are being made solely pursuant to the Exchange Offer Memorandum and only to such persons and in such jurisdictions as is permitted under applicable law. The New Notes will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The New Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

99.1*	Press Release of Bausch Health Companies Inc., dated November 24, 2025, relating to the commencement of exchange offers

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2025

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Jean-Jacques Charhon
Jean-Jacques Charhon
Executive Vice President, Chief Financial Officer
(Principal Financial Officer)